Exhibit 10.8

Amendment to ATK Non-Qualified Stock Option Award Agreement

(Vista Outdoor Inc. Employees or Former ATK Sporting Group Employees)

This Amendment applies to any options (“Options”) to acquire shares of common stock of Alliant Techsystems Inc. (“ATK”), whether vested or unvested, that are outstanding immediately prior to the distribution of all of the outstanding shares of Vista Outdoor Inc. (“Vista”) to the stockholders of ATK (the “Spin-off”), pursuant to the Transaction Agreement, dated April 28, 2014, among Vista, ATK, Vista Merger Sub Inc. and Orbital Sciences Corporation, as it may be amended from time to time (the “Transaction Agreement”). In accordance with the terms of the Transaction Agreement, each applicable Non-Qualified Stock Option Award Agreement that you have is amended as follows:

1.  Conversion of ATK Option.  Each outstanding ATK Option will be converted immediately prior to the Spin-off into both (a) an option, adjusted as described below, to acquire shares of ATK common stock (an “Adjusted ATK Option”) and (b) an option, as described below, to acquire shares of Vista common stock (a “Vista Option”).

2.  Adjusted ATK Option.  The number of shares of ATK common stock subject to each Adjusted ATK Option shall be equal to the number of shares of ATK common stock subject to the related ATK Option immediately prior to the Spin-off.  The per share exercise price of each Adjusted ATK Option, rounded up to the nearest hundredth of a cent, shall be determined by dividing the per share exercise price of the related ATK Option immediately prior to the Spin-off by the ATK Ratio (as defined in the Transaction Agreement).  The ATK Ratio is determined by dividing (a) ATK’s closing stock price per share (regular way trading on the New York Stock Exchange) on the last trading day prior to the Spin-off by (b) the difference between ATK’s closing stock price per share (regular way trading on the New York Stock Exchange) on the last trading day prior to the Spin-off and the closing stock price per share of Vista Outdoor Inc. on the New York Stock Exchange on the date on which the Vista shares are distributed to ATK’s stockholders (the “Distribution Date”).  Upon exercise of an Adjusted ATK Option in accordance with your Non-Qualified Stock Option Award Agreement, you will receive shares of ATK common stock.

3.  Vista Option.  The number of shares of Vista common stock subject to each Vista Option shall be two times the number of shares of ATK common stock subject to the related ATK Option immediately prior to the Spin-off.  The per share exercise price of each Vista Option, rounded up to the nearest hundredth of a cent, shall be determined by dividing the per share exercise price of the related ATK Option immediately prior to the Spin-off by the Sporting Ratio (as defined in the Transaction Agreement).  The Sporting Ratio is determined by dividing (a) ATK’s closing stock price per share (regular way trading on the New York Stock Exchange) on the last trading day prior to the Spin-off by (b) the closing stock price per share of Vista Outdoor Inc. on the New York Stock Exchange on the Distribution Date.  Upon exercise of a Vista

Option in accordance with your Non-Qualified Stock Option Award Agreement, you will receive shares of Vista common stock under the Vista Outdoor Inc. 2014 Stock Incentive Plan.

4.  For purposes of your Non-Qualified Stock Option Award Agreements and this Amendment, following the Spin-off, (a) references to your employment shall mean your employment with Vista, (b) references to a Change in Control shall only mean a change in control of Vista, as defined for purposes of equity awards granted under the Vista Outdoor Inc. 2014 Stock Incentive Plan, but the Change in Control vesting provisions shall apply to both your Adjusted ATK Options and your Vista Options, (c) references to the ISP shall mean the Vista Outdoor Inc. Income Security Plan and (d) references to ATK shall mean Orbital ATK, Inc.

5.  Except as modified by this Amendment, the other terms and conditions of the applicable Non-Qualified Stock Option Award Agreements remain in effect.